UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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ATLAS ENERGY RESOURCES, LLC

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ATLAS ENERGY RESOURCES, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Road, 2nd Floor
Moon Township, PA 15108
NOTICE OF ANNUAL MEETING OF UNITHOLDERS
To be held on Friday, June 13, 2008
To the Unitholders of ATLAS ENERGY RESOURCES, LLC:
     Notice is hereby given that the annual meeting of unitholders of ATLAS ENERGY RESOURCES, LLC, a Delaware limited liability company, will be held at The Ethical Society Building, 1906 South Rittenhouse Square, Philadelphia, Pennsylvania 19103 on Friday, June 13, 2008, at 9:30 a.m. (the “Meeting”), for the following purposes:
1.	To elect seven directors to serve until the next annual meeting of unitholders in 2009.

2.	To transact such other business as may properly be brought before the Meeting and any adjournment thereof.
     Only unitholders of record on our books at the close of business on April 25, 2008, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. A list of unitholders entitled to vote at the Meeting will be available for inspection at the Meeting and for 10 days prior to the Meeting at our offices, at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108. The transfer books will not be closed.
     THE ENCLOSED ADDRESSED ENVELOPE FOR RETURNING THE ENCLOSED PROXY REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE. IF YOU PLAN TO ATTEND THE MEETING, YOU NEED TO BRING A FORM OF PERSONAL IDENTIFICATION WITH YOU. IF YOUR UNITS ARE HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE, YOU ALSO NEED TO BRING AN ACCOUNT STATEMENT INDICATING THAT YOU BENEFICIALLY OWN THE UNITS AS OF THE RECORD DATE, OR A LETTER FROM THE RECORD HOLDER INDICATING THAT YOU BENEFICIALLY OWN THE UNITS AS OF THE RECORD DATE, AND IF YOU WISH TO VOTE AT THE MEETING YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

By order of the Board of Directors,
Lisa Washington, Secretary
May 14, 2008

GENERAL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
NON-DIRECTOR EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
2007 GRANTS OF PLAN-BASED AWARDS TABLE
2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2007 OPTION EXERCISES AND STOCK VESTED TABLE
2007 DIRECTOR COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
ANNUAL REPORT AND REPORT ON FORM 10-K
UNITHOLDER PROPOSALS

ATLAS ENERGY RESOURCES, LLC
Westpointe Corporate Center One
1550 Coraopolis Heights Road, 2nd Floor
Moon Township, PA 15108

PROXY STATEMENT
ANNUAL MEETING OF UNITHOLDERS

GENERAL
Introduction
     The annual meeting of unitholders of Atlas Energy Resources, LLC, will be held on Friday, June 13, 2008 at 9:30 a.m. (the “Meeting”) at The Ethical Society Building, 1906 South Rittenhouse Square, Philadelphia, Pennsylvania 19103, for the purposes set forth in the accompanying notice. Only unitholders of record at the close of business on April 25, 2008 will be entitled to notice of and to vote at the Meeting.
     This statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies from holders of our common units representing Class B limited liability company interests (“Common Units”) and Class A units representing limited liability company interests (“Class A Units”) to be used at the Meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and returned to us, and not revoked, will be voted at the Meeting and any and all adjournments thereof.
     This proxy statement and the accompanying form of proxy are being sent on or about May 14, 2008, to unitholders of record as of April 25, 2008.
Changing or Revoking Proxy
     If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to its use by giving written notice of revocation to our Secretary at our Moon Township address stated herein, by submitting a later dated proxy or by attending the Meeting and voting in person.
Company’s Units Outstanding and Entitled to Vote at the Meeting
     There were 60,710,749 Common Units and 1,238,986 Class A Units outstanding as of the April 25, 2008 record date. Each of those units is entitled to one vote on each matter to be voted on at the Meeting.

Quorum
     The presence in person or by proxy of holders of a majority of the outstanding Common Units and the outstanding Class A Units will constitute a quorum. Abstentions and units held by a broker as nominee (i.e., in “street name”) that are represented by proxies at the Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from the beneficial owner of the units (“broker non-votes”), also will be treated as present for quorum purposes.
Vote Required for Approval
     The affirmative vote of a plurality of the Common Units and Class A Units, voting as a single class, represented at the Meeting, in person or by proxy, will be necessary for the election of directors. Approval of all other business properly brought before the Meeting will require a favorable vote of a majority of the units represented at the Meeting in person or by proxy.
     Votes may be cast for or withheld from each nominee for director. Under applicable Delaware law, broker non-votes represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal, and abstentions, will have no effect on the vote for the election of directors.
     Any proxy not specifying to the contrary will be voted FOR the election of the nominated directors.
Expenses and Manner of Solicitation
     We will bear the cost of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy. Proxies may be solicited by directors, officers and employees of the Company either personally, by letter, or by telephone. No director, officer, or employee who solicits proxies will be specially compensated for soliciting such proxies. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our outstanding units.
No Appraisal Rights
     Unitholders who object to the proposals will not have appraisal, dissenters’ or similar rights under Delaware law. These rights would permit a unitholder to seek a judicial determination of the fair value of his or her units and to compel the purchase of his or her units for cash in that amount. If the proposals described in this proxy statement are approved as described, that approval will be binding on all unitholders, and objecting unitholders will have no alternative other than selling their unit if they dissent from them.

Unitholders Sharing an Address
     Unitholders sharing an address with another unitholder may receive only one annual report or one set of proxy materials at that address unless they have provided contrary instructions. Any such unitholder who wishes to receive a separate copy of the annual report or a separate set of proxy materials now or in the future may write or call us to request a separate copy of these materials from Investor Relations, Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, PA 15108; telephone number (412) 262-2830. We will promptly deliver a copy of the requested materials.
     Similarly, unitholders sharing an address with another unitholder who have received multiple copies of our proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth the number and percentage of our Common Units owned by beneficial owners of 5% or more of such units, by our executive officers and directors and by all of the executive officers and directors as a group as of April 25, 2008. The address for each director and executive officer, Atlas Energy Management, Inc. and Atlas America, Inc. is Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108.

	Amount and
	Nature of
	Beneficial		Percent of
Beneficial Owner	Ownership		Common Units
Directors
Edward E. Cohen	700,000	(1)	1.14%
Jonathan Z. Cohen	300,000	(2)	*
Matthew A. Jones	71,100	(3)	*
Walter C. Jones	1,000	(4)	*
Ellen F. Warren	1,000	(4)	*
Richard D. Weber	422,471	(5)	*
Bruce M. Wolf	4,000	(4)	*

Non-Director Executive Officers
Nancy J. McGurk	25,000	(6)	*
Lisa Washington	13,100	(7)	*
Daniel C. Herz	40,000	(8)	*
All executive officers and directors as a group (10 persons)	1,577,571		2.45%

Other Owners of More Than 5% of Outstanding Shares
Atlas America, Inc.	29,352,996	(9)	48.35%
Cobalt Capital Management, Inc.	3,094,930	(10)	5.10%
Lehman Brothers Holdings Inc.	3,940,161	(11)	6.49%
Leon G. Cooperman	4,425,627	(12)	7.29%

*	Less than 1%

(1)	Includes 200,000 phantom units and 500,000 unit options granted pursuant to our Plan on January 24, 2007. Each phantom unit represents the right to receive, upon vesting, one common unit. Each unit option represents the right to purchase, upon vesting, one common unit. The phantom units and unit options vest 25% on the third anniversary of the grant and 75% on the fourth anniversary of the grant.

(2)	Includes 100,000 phantom units and 200,000 unit options granted pursuant to our Plan on January 24, 2007. Each phantom unit represents the right to receive, upon vesting, one common unit. Each unit option represents the right to purchase, upon vesting, one common unit. The phantom units and unit options vest 25% on the third anniversary of the grant and 75% on the fourth anniversary of the grant.

(3)	Includes 20,000 phantom units and 50,000 unit options granted pursuant to our Plan on January 24, 2007. Each phantom unit represents the right to receive, upon vesting, one common unit. Each unit option represents the right to purchase, upon vesting, one common unit. The phantom units and unit options vest 25% on the third anniversary of the grant and 75% on the fourth anniversary of the grant.

(4)	Includes 875 phantom units granted pursuant to our Plan. Each phantom unit represents the right to receive, upon vesting, either one common unit or its then fair market value in cash. The phantom units vest as follows: 1/24/09—250; 1/24/10—250; 1/24/11—250; and 1/24/12—125.

(5)	Includes 23,810 restricted units and 186,876 unit options granted pursuant to the terms of Mr. Weber’s employment agreement dated April 17, 2006. Each unit option represents the right to purchase, upon vesting, one common unit. The restricted units and the unit options vest as follows: 4/17/09—11,905 restricted units and 93,438 unit options; and 4/17/10—11,905 restricted units and 93,438 unit options.

(6)	Includes 10,000 phantom units and 15,000 unit options granted pursuant to our Plan on January 24, 2007. Each phantom unit represents the right to receive, upon vesting, one common unit. Each unit option represents the right to purchase, upon vesting, one common unit. The phantom units and unit options vest 25% on the third anniversary of the grant and 75% on the fourth anniversary of the grant.

(7)	Includes 5,000 phantom units and 8,000 unit options granted pursuant to our Plan on January 24, 2007. Each phantom unit represents the right to receive, upon vesting, one common unit. Each unit option represents the right to purchase, upon vesting, one common unit. The phantom units and unit options vest 25% on the third anniversary of the grant and 75% on the fourth anniversary of the grant.

(8)	Includes 10,000 phantom units and 30,000 unit options granted pursuant to our Plan on January 24, 2007. Each phantom unit represents the right to receive, upon vesting, one common unit. Each unit option represents the right to purchase, upon vesting, one common unit. The phantom units and unit options vest 25% on the third anniversary of the grant and 75% on the fourth anniversary of the grant.

(9)	This information is based upon a Schedule 13D/A which was filed with SEC on February 15, 2008. The address for Atlas America, Inc. is 1550 Coraopolis Heights Road—2nd Floor, Moon Township, Pennsylvania 15108.

(10)	This information is based upon a Schedule 13G/A which was filed with the SEC on February 14, 2008. The address for Cobalt Capital Management, Inc. is 237 Park Avenue, Suite 900, New York, NY 10012.

(11)	This information is based upon a Schedule 13G/A which was filed with the SEC on February 13, 2008. The address for Lehman Brothers Holdings, Inc. is 745 Seventh Avenue, New York, NY 10019.

(12)	This information is based upon a Schedule 13G which was filed with the SEC on February 21, 2008. The address for Mr. Cooperman is 88 Pine Street, Wall Street Plaza—31st Floor, New York, NY 10005.
     As of April 25, 2008, our manager, Atlas Energy Management, Inc. (the “Manager”), owned 1,238,986 of our outstanding Class A Units, which represents 100% of our outstanding Class A Units.

PROPOSAL 1: ELECTION OF DIRECTORS
Directors
     Our Amended and Restated Operating Agreement has fixed the number of directors at seven. All directors are elected for a term of one year or until their successors are elected and qualified. The Board has nominated Edward E. Cohen, Jonathan Z. Cohen, Richard D. Weber, Matthew A. Jones, Walter C. Jones, Ellen F. Warren and Bruce M. Wolf for election at the Meeting for a term to expire at the 2009 annual meeting or until their successors are elected or appointed.
     It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the current directors. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Board may recommend. The Board knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.
     Information is set forth below regarding the principal occupation of each nominee. There are no family relationships among our directors, nominees and executive officers except that Edward E. Cohen, who is currently our Chairman of the Board and Chief Executive Officer, is the father of Jonathan Z. Cohen, our Vice Chairman of the Board. Matthew A. Jones, who is currently our Chief Financial Officer, and Walter C. Jones, who is currently a Board member, are not related.
     The Board unanimously recommends a vote “FOR” each of the nominees named in Proposal 1.
Names of Directors, Principal Occupations and Other Information
     Edward E. Cohen, 69, has been our Chairman of the Board and Chief Executive Officer since our formation in 2006 and Chairman of the Board and Chief Executive Officer of Atlas Energy Management since its formation in 2006. He has been the Chief Executive Officer and President of Atlas America since its formation in September 2000. Mr. Cohen has been Chairman of the managing board of Atlas Pipeline Partners GP, LLC, the general partner of Atlas Pipeline Partners, L.P., since its formation in 1999, and Chairman of the Board and Chief Executive Officer of Atlas Pipeline Holdings GP, LLC, the general partner of Atlas Pipeline Holdings, L.P., since its formation in January 2006. In addition, he has been Chairman of the board of directors of Resource America, Inc. (a publicly-traded specialized asset management company) since 1990 and was its Chief Executive Officer from 1988 until 2004; Chairman of the Board of Resource Capital Corp. (a publicly-traded real estate investment trust) since its formation in September 2005; a director of TRM Corporation (a publicly-traded consumer services company) from 1998 to July 2007; and Chairman of the Board of Brandywine Construction & Management, Inc. (a property management company) since 1994. Mr. Cohen is the father of Jonathan Z. Cohen.

     Jonathan Z. Cohen, 37, has been Vice Chairman of the Board since our formation in 2006 and Vice Chairman of Atlas Energy Management since its formation in 2006. He has been the Vice Chairman of Atlas America since its formation in September 2000. Mr. Cohen has been Vice Chairman of the managing board of Atlas Pipeline Partners GP since its formation in 1999, and Vice Chairman of the Board of Atlas Pipeline Holdings GP since its formation in January 2006. In addition, he has been a senior officer of Resource America since 1998, serving as the Chief Executive Officer since 2004, President since 2003 and a director since 2002, Chief Executive Officer, President and a director of Resource Capital Corp. since its formation in 2005. Mr. Cohen was a trustee and secretary of RAIT Financial Trust (a publicly-traded real estate investment trust) from 1997, and its Vice Chairman from 2003, until December 2006. Mr. Cohen is a son of Edward E. Cohen.
     Richard D. Weber, 44, has been our President, Chief Operating Officer and a director since our formation in 2006, and President, Chief Operating Officer and a director of the Manager since its formation in 2006. Mr. Weber served from June 1997 until March 2006 as Managing Director and Group Head of the Energy Group of KeyBanc Capital Markets, a division of KeyCorp, and its predecessor, McDonald & Company Securities, Inc. As part of his duties, he oversaw the bank’s activities with oil and gas producers, pipeline companies and utilities.
     Matthew A. Jones, 46, has been our Chief Financial Officer and a director since our formation in 2006 and Chief Financial Officer of the Manager since its formation in 2006. Mr. Jones has also served as the Chief Financial Officer of Atlas America and the Chief Financial Officer of Atlas Pipeline Partners GP since March 2005. Mr. Jones has been the Chief Financial Officer of Atlas Pipeline Holdings GP since January 2006 and a director since February 2006. From 1996 to 2005, Mr. Jones worked in the Investment Banking group at Friedman Billings Ramsey, concluding as Managing Director. Mr. Jones worked in Friedman Billings Ramsey’s Energy Investment Banking Group from 1999 to 2005 and in Friedman Billings Ramsey’s Specialty Finance and Real Estate Group from 1996 to 1999. Mr. Jones is a Chartered Financial Analyst.
     Walter C. Jones, 45, has been a member of the Board of Directors since December 2006. Since June 2007, Mr. Jones has been an advisor to GRAVITAS Capital Advisors, LLC, an independent advisory firm where from May 2005, he was the General Counsel and Senior Director of Private Equity for the firm. From May 1994 to May 2005, Mr. Jones was at the Overseas Private Investment Corporation, where he served as Manager for Asia, Africa, the Middle East, Latin America and the Caribbean, as well as a Senior Investment Officer in the Finance Department. Prior to that, Mr. Jones was an International Consultant at the Washington, DC firm of Neill & Co. Mr. Jones began his career at the law firm of Sidley & Austin.
     Ellen F. Warren, 51, has been a member of the Board of Directors since December 2006. She is founder and President of OutSource Communications, a marketing communications firm that services corporate and nonprofit clients. Prior to founding OutSource Communications in August 2005, she was President of Levy Warren Marketing Media, a public relations and marketing firm she co-founded in March 1998. Before that, she was Vice President of

Marketing/Communications for Jefferson Bank, a Philadelphia-based financial institution from September 1992 to February 1998.
     Bruce M. Wolf, 60, has been a member of the Board of Directors since December 2006. He has been President of Homard Holdings, LLC, a wine manufacturer and distributor, since September 2003. Mr. Wolf has been of counsel with Picadio, Sneath, Miller & Norton, P.C., Pittsburgh, PA, since May 2003. Additionally, since June 1999, Mr. Wolf has been a consultant in connection with energy and securities matters, conducting research and providing expert testimony and litigation support. Mr. Wolf was a Senior Vice President of Atlas America from October 1998 to May 1999 and, before that, Secretary and General Counsel of Atlas Energy Group from 1980.
NON-DIRECTOR EXECUTIVE OFFICERS
     Information is set forth below regarding the background of each of our executive officers who is not also a director. For officers who are also directors, E. Cohen and J. Cohen, R. Weber and M. Jones, this information can be found above under “Proposal 1. Election of Directors — Names of Directors, Principal Occupations and Other Information.”
     Nancy J. McGurk, 52, has been our Chief Accounting Officer since our formation in 2006 and Chief Accounting Officer of the Manager since its formation in 2006. She has been the Chief Accounting Officer of Atlas America since January 2001 and Senior Vice President since January 2002. Ms. McGurk was a Vice President of Resource America from 1992 until May 2004, and its Treasurer and Chief Accounting Officer from 1989 until May 2004. Ms. McGurk has been Senior Vice President since January 2002, and Chief Financial Officer and Chief Accounting Officer since January 2001, of Atlas Resources.
     Daniel C. Herz, 31, has been our Senior Vice President of Corporate Development since August 2007. He has also been the Senior Vice President of Corporate Development of Atlas America, Atlas Pipeline Partners GP and Atlas Pipeline Holdings GP since August 2007. Before that, he was Vice President of Corporate Development of Atlas America and Atlas Pipeline Partners GP from December 2004 and of Atlas Pipeline Holdings GP from its formation in January 2006. Mr. Herz joined Atlas America and Atlas Pipeline Partners GP in January 2004. He was an Associate Investment Banker with Banc of America Securities from 2002 to 2003 and an Analyst from 1999 to 2002.
     Lisa Washington, 40, has been our Chief Legal Officer and Secretary since our formation in 2006 and Chief Legal Officer and Secretary of the Manager since its formation in 2006. Ms. Washington has been the Vice President, Chief Legal Officer and Secretary of Atlas America and Atlas Pipeline Partners GP since November 2005. She has been the Chief Legal Officer and Secretary of Atlas Pipeline Holdings GP since January 2006. From 1999 to November 2005, Ms. Washington was an attorney in the business department of the law firm of Blank Rome LLP.

CORPORATE GOVERNANCE
Information Concerning the Company and the Board of Directors
     Our Common Units are listed on the New York Stock Exchange (“NYSE”) under the symbol “ATN” and we are subject to the listing standards set forth thereunder. The Board currently consists of seven members, three of whom are independent directors as defined by NYSE standards. In making these determinations, the Board reviewed information from each of these directors concerning all of their respective relationships with us and analyzed the materiality of those relationships. The three independent directors are Messrs. W. Jones and Wolf and Ms. Warren. The Board held seven meetings during fiscal year 2007. Each of the directors attended 100% of the meetings of the Board and of the committees on which he or she served.
     We do not have a formal policy regarding director attendance at our annual meeting of unitholders. Four of our directors attended last year’s annual meeting of unitholders.
     In accordance with NYSE listing standards, the non-management directors meet in executive session regularly without management. The director who presides at these meetings will rotate each meeting. The purpose of these executive sessions is to promote open and candid discussion among the non-management board members. Interested parties wishing to communicate directly with the non-management directors may contact the chairman of the audit committee, Walter Jones. Correspondence to Mr. Jones should be marked “Confidential” and sent to Mr. Jones’s attention, c/o Atlas Energy Resources, LLC, 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103.
     We have adopted a code of business conduct and ethics and corporate governance guidelines and will make printed copies available to any unitholder who so requests. Requests for printed copies may be directed as follows: Atlas Energy Resources, LLC, Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108, Attention: Secretary. Each of the code of business conduct and ethics and the corporate governance guidelines are posted on our website at www.atlasenergyresources.com.
Communications with the Board of Directors
     The Board has established a process for unitholders to send communications to it. Any unitholder who wishes to send a communication to the Board should mail it to our Secretary at our Moon Township address stated herein. Beneficial owners must include in their communication a good faith representation that they are beneficial owners of our units. Our Secretary will promptly forward to the Chairman of the Board any and all such unitholder communications.

Board of Directors Committees
     Standing committees of the Board are the audit committee, the conflicts committee, the compensation committee and the nominating and governance committee. Until June 29, 2007, we were considered a controlled company as defined by NYSE rules because Atlas America owned more than 50% of our outstanding voting securities. After that date, we were required to have a nominating and corporate governance committee and a compensation committee, each composed entirely of independent directors.
     Audit Committee. The audit committee recommends to the Board the independent public accountants to audit our financial statements and establishes the scope of, and oversees, the annual audit. The committee also approves any other services provided by public accounting firms. The audit committee provides assistance to the Board in fulfilling its oversight responsibility to the unitholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of internal audit function. The audit committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial, accounting, legal compliance and ethics that our management and the Board have established. In doing so, it is the responsibility of the audit committee to maintain free and open communication between the committee and the independent auditors, internal accounting function and our management. The audit committee held six meetings during fiscal 2007. The audit committee is comprised solely of independent directors, consisting of Messrs. W. Jones and Wolf and Ms. Warren, with Mr. W. Jones acting as the chairman. The Board has determined that Mr. W. Jones is an audit committee financial expert. The Board has adopted a written charter for the audit committee, a current copy of which is available on our web site at www.atlasenergyresources.com and we will make a printed copy available to any unitholder who so requests.
     Conflicts Committee. The conflicts committee reviews specific matters that the Board believes may involve conflicts of interest. The conflicts committee determines if the resolution of the conflict of interest is fair and reasonable to us. Our Amended and Restated Operating Agreement provides that members of the committee may not be officers or employees of us, Atlas America, or the Manager or directors, officers or employees of any of our or their affiliates and must meet the independence standards for service on an audit committee of a board of directors as established by NYSE and SEC rules. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us and approved by all of our unitholders. If a matter is submitted to the conflicts committee and the conflicts committee does not approve the matter, we will not proceed with the matter unless and until the matter has been modified in such a manner that the conflicts committee determines is fair and reasonable. The resolution of conflicts may not always be in our best interest or that of our unitholders. The conflicts committee held one meeting in 2007. The conflicts committee is comprised solely of independent directors, consisting of Messrs. W. Jones and Wolf and Ms. Warren, with Mr. Wolf acting as the chairman.
     Compensation Committee. The principal function of the compensation committee is to assist the Board in carrying out its responsibilities with respect to the compensation paid or payable to our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers, members of the Board and other persons the committee deems appropriate. As discussed below under “Director and Executive Officer Compensation—Compensation Discussion and Analysis,” the compensation committee of Atlas America is responsible for formulating compensation amounts to our executive officers, since Atlas America, rather than us, employs each of them. Our compensation committee will review actions taken by the Atlas America compensation committee with respect to our executive officers and may make recommendations to it. The compensation committee was formed in January 2008 and consequently did not have any meetings in 2007, nor did the committee review the actions of the Atlas America compensation committee with respect to fiscal 2007 compensation. The Board has adopted a written charter for the compensation committee, a current copy of the compensation committee charter is available on our web site at www.atlasenergyresources.com and we will make a printed copy available to any unitholder who so requests.
     Compensation Committee Interlocks and Insider Participation. We did not have a compensation committee in 2007. As discussed below under “Director and Executive Officer Compensation—Compensation Discussion and Analysis,” our Chief Executive Officer provides the Atlas America compensation committee with information about the key elements of Atlas America’s and our executive officers’ performance and makes recommendations to it to assist it in determining compensation levels. Compensation of the personnel of Atlas America and its affiliates who provide us with services was set by Atlas America.
     Nominating and Governance Committee. The principal functions of the nominating and governance committee are to recommend persons to be selected by the Board as nominees for election as directors, recommend persons to be elected to fill any vacancies on the Board, consider and recommend to the Board qualifications for the office of director and policies concerning the term of office of directors and the composition of the Board; and to develop and recommend to the Board the corporate governance guidelines applicable to the Company. The nominating committee was formed in January 2007 and was renamed the nominating and corporate governance committee in January 2008. The nominating committee held one meeting in 2007. The nominating and governance committee is comprised solely of independent directors, consisting of Messrs. W. Jones and Wolf and Ms. Warren, with Ms. Warren acting as the chairperson. The Board has adopted a written charter for the nominating and governance committee, a current copy of the nominating and governance committee charter is available on our web site at www.atlasenergyresources.com and we will make a printed copy available to any unitholder who so requests.
     The nominating and governance committee will consider nominees recommended by unitholders for the 2009 annual meeting of unitholders if submitted in writing to our Secretary in accordance with our Amended and Restated Operating Agreement and with rules promulgated by the SEC. See “Unitholder Proposals” for information concerning nominations by unitholders.

Report of the Audit Committee
     The audit committee has approved the following report:
     In connection with its function to oversee and monitor the financial reporting process of Atlas Energy Resources, LLC (the “Company”), the audit committee has done the following:
•	reviewed and discussed the Company’s audited financial statements included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007 (the “Annual Report”) with the Company’s management;

•	discussed with the Company’s independent auditors those matters which are required to be discussed by Auditing Standards 61 (Codification of Statements on Auditing Standards, AU Sec. 380); and

•	received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with the independent auditors their independence.
     Based on the foregoing, the audit committee recommended to the Board that the audited financial statements be included in the Annual Report.
Walter C. Jones, Chairman
Ellen F. Warren
Bruce M. Wolf
DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis
     We are required to provide information regarding the compensation program in place as of December 31, 2007, for our CEO, CFO and the three other most highly-compensated executive officers. In this report, we refer to our CEO, CFO and the other three most highly-compensated executive officers as our “Named Executive Officers” or “NEOs.” This section should be read in conjunction with the detailed tables and narrative descriptions below.
     The compensation committee of Atlas America, our parent, is responsible for formulating and presenting recommendations to its Board of Directors and our compensation committee with respect to the compensation of our NEOs. We do not directly compensate our named executive officers. Rather, Atlas America allocates the compensation of the executive officers between activities on behalf of us and activities on behalf of itself and its affiliates based upon an estimate of the time spent by such persons on activities for us and for Atlas America and its affiliates. We reimburse Atlas America for the compensation allocated to us. The Atlas America compensation committee is also responsible for administering our employee benefit plans, including incentive plans. The Atlas America compensation committee is comprised solely of independent directors of Atlas America.

Compensation Objectives
     We believe that our compensation program must support our business strategy, be competitive, and provide both significant rewards for outstanding performance and clear financial consequences for underperformance. We also believe that a significant portion of the NEOs’ compensation should be “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based on individual and company accomplishment.
     The compensation awarded to our NEOs for fiscal 2007 specifically was intended:
•	To encourage and reward strong performance; and

•	To motivate our NEOs by providing them with a meaningful equity stake in our company and our publicly-traded subsidiaries, as appropriate.
     Accounting and cost implications of compensation programs are considered in program design; however, the essential consideration is that a program is consistent with our business needs.
Compensation Methodology
     The compensation committee makes recommendations to the Atlas America board on compensation amounts during the month after the close of its (and our) fiscal year. In the case of base salaries, it recommends the amounts to be paid for that year. In the case of annual bonus and long-term incentive compensation, the committee recommends the amount of awards based on the then concluded fiscal year. We typically pay cash awards and issue equity awards in February of the following fiscal year. The compensation committee has the discretion to recommend the issuance of equity awards at other times during the fiscal year. In addition, some of our NEOs who also perform services for Atlas America and its other publicly-traded subsidiaries, Atlas Pipeline Partners and Atlas Pipeline Holdings, may receive stock-based awards from these subsidiaries, each of which have delegated compensation decisions to the compensation committee since neither we, nor the other subsidiaries, have employees.
     Each year, Atlas America’s (and our) Chief Executive Officer provides the compensation committee with key elements of Atlas America’s performance and the NEOs’ performance as well as recommendations to assist it in determining compensation levels. The compensation committee focuses on Atlas America’s equity performance, market capitalization, corporate developments, business performance (including production of energy and replacement of reserves) and financial position in recommending the compensation for those NEOs who provided services to both Atlas America and to us.
     In June 2006, the compensation committee retained Mercer Human Resource Consulting to analyze and review the competitiveness and appropriateness of all elements of the compensation paid by Atlas America to its executive officers, including our NEOs, individually and as a group, for fiscal 2006. The purpose of retaining Mercer was to determine whether Atlas America’s compensation practices were within the norm for companies of similar size and focus. Because of the importance to Atlas America and to us of our direct-placement energy investment programs and Atlas America’s creation of new initiatives entities, Mercer looked not only to the energy industry in evaluating our compensation levels but also to the financial services and alternative asset industries. Mercer’s analysis established that Atlas America’s fiscal 2006 compensation amounts fell between the median and the 75th percentile of the peer group it used, which the compensation committee found acceptable in the context of its evaluation of the performance of the NEOs.
     Ultimately, the decisions regarding executive compensation are made by the compensation committee after extensive discussion regarding appropriate compensation and are approved by the Atlas America board of directors.
Elements of our Compensation Program
     Our executive officer compensation package includes a combination of annual cash and long-term incentive compensation. Annual cash compensation is comprised of base salary plus cash bonus. Long-term incentives consist of a variety of equity awards. Both the annual cash incentives and long-term incentives may be performance-based.
     Base Salary
     Base salary is intended to provide fixed compensation to the NEOs for their performance of core duties that contributed to the success of Atlas America and us as measured by the elements of corporate performance mentioned above. Base salaries are not intended to compensate individuals for extraordinary performance or for above average company performance.
     Annual Incentives
     Annual incentives are intended to tie a significant portion of each of the NEO’s compensation to Atlas America’s annual performance and /or that of one of Atlas America’s subsidiaries or divisions for which the officer is responsible. Generally, the higher the level of responsibility of the executive within Atlas America, the greater is the incentive component of that executive’s target total cash compensation. The compensation committee may recommend awards of performance-based bonuses and discretionary bonuses.
     Performance-Based Bonuses— The Atlas America Annual Incentive Plan for Senior Executives, which we refer to as the Senior Executive Plan, provides awards for the achievement of predetermined, objective performance measures over a specified 12-month performance period, generally Atlas America’s fiscal year. Awards under the Senior Executive Plan are paid in cash. Notwithstanding the existence of the Senior Executive Plan, the compensation committee believes that stockholder interests are best served by not restricting its discretion and flexibility in crafting compensation, even if the compensation amounts result in non-deductible compensation expense. Therefore, the committee reserves the right to approve compensation that is not fully deductible.
     In February 2007, the compensation committee set the performance goals for the Atlas America’s executive offers, some of whom are also our NEOs. Specifically, the committee decided that if Atlas America’s 2007 net income, which was defined as net income before income taxes and compensatory bonuses paid, exceeded $18,000,000, a bonus pool equal to 15%

of the 2007 net income would be established, from which bonus awards would be made. Pursuant to the terms of the Senior Executive Plan, in determining whether and to what extent the performance target was achieved, the compensation committee relies on information contained in the Atlas America’s audited financial statements and other objectively determinable information. If the performance target was not achieved, no annual incentives would be awarded. Pursuant to the terms of the Senior Executive Plan, the compensation committee has the discretion to recommend the reduction, but not the increase, of the annual incentive awards.
     Discretionary Bonuses—Discretionary bonuses may be awarded to recognize individual and group performance.
     Long-Term Incentives
     We believe that our long-term success depends upon aligning our executives’ and stockholders’ interests. To support this objective, we provide our executives with various means to become significant stockholders, including our long-term incentive programs. These awards are usually a combination of stock options, restricted units and phantom units which vest over four years to support long-term retention of executives and reinforce our longer-term goals. Our NEOs are eligible to receive awards under our Long-Term Incentive Plan, which we refer to as our Plan, the Atlas America Stock Incentive Plan, which we refer to as the Atlas Plan, the Atlas Pipeline Partners Long-Term Incentive Plan, which we refer to as the APL Plan, and the Atlas Pipeline Holdings Long-Term Incentive Plan, which we refer to as the AHD Plan, as appropriate.
     Grants under our Plan: The compensation committee may recommend grants of equity awards in the form of options, restricted units, and/or phantom units. In May 2007, our Plan was amended to meet the deductibility requirements of Section 162(m) when the awards are granted pursuant to pre-established performance goals.
     Options—Options have a ten-year term and, in general, vest 25% on the third anniversary of the grant date and 75% on the fourth anniversary of the grant date.
     Phantom Units—A phantom unit is a notional unit which, upon vesting, converts into a common unit in our company. Phantom units may be granted with or without tandem distribution equivalent rights, which we refer to as DERs. In general, grants of our phantom units vest 25% on the third anniversary of the grant date and 75% on the fourth anniversary of the grant date.
     Restricted Units—From time to time, restricted units of our company may be granted to selected NEOs or employees.
     Grants under Other Plans: As described above, our NEOs who perform services for us and one or more of Atlas America’s publicly-traded subsidiaries may receive stock-based awards under the Atlas Plan, the APL Plan or the AHD Plan.
Supplemental Benefits, Deferred Compensation and Perquisites
     We do not emphasize supplemental benefits for executives other than Mr. E. Cohen, and perquisites are discouraged. None of our NEOs have deferred any portion of their compensation.

Determination of 2007 Compensation Amounts
     As described above, after the end of our 2007 fiscal year, the compensation committee set the base salaries of the Atlas America executives for the 2008 fiscal year and recommended incentive awards based on the prior year’s performance. In carrying out its function, the compensation committee acted in consultation with Mercer.
     In determining the actual amounts to be paid to the Atlas America executives, the compensation committee looked to both the individual’s performance as well as to the overall performance of our company and our publicly-held subsidiaries during fiscal 2007. As described above, Atlas America allocates the cash compensation for our NEOs to us based upon an estimate of the time spent by such persons on activities for us and for Atlas America and its affiliates.
     Base Salary. Consistent with its preference for having a significant portion of our NEOs’ overall compensation package be incentive compensation, the compensation committee decided to recommend that base salaries for 2008 be maintained at the same levels as 2007.
     Annual Incentives
     Performance-Based Bonuses. The compensation committee reviewed Atlas America’s financial statements and determined that the 2007 net income exceeded the pre-determined minimum threshold. It accordingly recommended for approval awards under the Senior Executive Plan. The amount of these awards that were allocated to us were as follows: Edward E. Cohen, $2,250,000; Jonathan Z. Cohen, $1,434,783; Matthew A. Jones, $900,000; and Richard D. Weber, $1,500,000.
     Discretionary Bonuses. Based on the record-breaking performance of our direct-placement energy investment programs, the compensation committee recommended that Atlas America award Mr. Kotek a cash bonus of which $750,000 was allocable to us.
     Long-Term Incentives. Additionally, the compensation committee recognized the importance of a long-term incentive component as a part of the 2007 compensation. The compensation committee recommended the award of Atlas America stock options as follows: Mr. E. Cohen—200,000 options; Mr. J. Cohen—160,000 options; Mr. M. Jones—80,000 options; Mr. Weber—60,000 options; and Mr. Kotek—40,000 options. These awards are not reflected in the Summary Compensation Table because we did not recognize expense for them in fiscal 2007. The compensation committee determined that it would not recommend that awards be made to our NEOs under our Plan, the APL Plan or the AHD Plan because it felt that previous awards were adequate.

     The following table sets forth the compensation allocation for fiscal year 2007 for our Chief Executive Officer and Chief Financial Officer, and each of our other most highly compensated executive officers whose allocated total compensation exceeded $100,000. As required by SEC guidance, the table also discloses awards under the Atlas Plan.
Summary Compensation Table

							Non-Equity
					Stock	Option	Incentive Plan	All Other
					Awards	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	Salary ($)		Bonus ($)	($)(1)	($)(2)	($)	($)		($)

Edward E. Cohen,	2007	$405,000		—	$1,153,000	$301,250	$2,250,000	$294,000	(3)	$4,403,250
Chairman of the Board and Chief Executive Officer	2006	$27,391		—	$674,625	$84,861	—	$32,300		$819,177

Matthew A. Jones,	2007	$135,000		—	$115,300	$337,295	$900,000	$29,400	(3)	$1,516,995
Chief Financial Officer	2006	$13,696		—	$276,546	$324,172	—	$7,600		$622,064

Jonathan Z. Cohen, Vice Chairman	2007	$215,217	(4)	—	$576,500	$120,500	$1,434,783	$147,000	(3)	$2,494,000

Richard D. Weber,	2007	$300,000		—	$250,000	$463,770	$1,500,000	$2,857		$2,516,627
President and Chief Operating Officer	2006	$15,217		—	$187,504	$347,779	—	—		$550,500

Freddie M. Kotek, Executive Vice President of Atlas America	2007	$225,000		$750,000	$115,300	$183,710	—	$29,400	(3)	$1,303,410

(1)	Represents the dollar amount of expense we recognized for financial statement reporting purposes with respect to phantom units and/or restricted units granted under our Plan, all in accordance with FAS 123R. See Note 11 to our combined and consolidated financial statements in our Annual Report for an explanation of the assumptions we make for this valuation.

(2)	Represents the dollar amount of (i) expense recognized by Atlas for financial statement reporting purposes with respect to options granted under the Atlas Plan; and/or (ii) expense we recognized for financial statement reporting purposes for options granted under our Plan, all in accordance with FAS 123R. See Note 11 to our combined and consolidated financial statements in our Annual Report for an explanation of the assumptions we make for this valuation.

(3)	Represents payments on DERs with respect to the phantom units awarded under our Plan, as reported in the Stock Awards column.

(4)	The salary amount was incorrectly reported in our Annual Report as $33,750.

The following table discloses awards under our Plan.
2007 GRANTS OF PLAN-BASED AWARDS TABLE

			All Other		All Other
			Stock Awards:		Option Awards:		Exercise or	Grant Date
			Number of Shares		Number of Securities		Base Price of	Fair Value of
	Grant	Approval	Of Stock or Units		Underlying Options		Option Awards	Stock and
Name	Date	Date	(#)		(#)		($ / Sh)	Option Awards
Edward E. Cohen	1/24/07	1/22/07	200,000	(1)	500,000	(2)	$23.06	$4,612,000
								$1,250,000

Matthew A. Jones	1/24/07	1/22/07	20,000	(1)	50,000	(2)	$23.06	$461,200
								$120,500

Jonathan Z. Cohen	1/24/07	1/22/07	100,000	(1)	200,000	(2)	$23.06	$2,306,000
								$482,000

Richard D. Weber	1/24/07 (3)	4/3/06	47, 619	(4)	373,752	(5)	$21.00	$999,999
								$900,742

Freddie Kotek	1/24/07	1/22/07	20,000	(1)	50,000	(2)	$23.06	$461,200
								$120,500

(1)	Represents grants of phantom units under our Plan, which vest 25% on the third anniversary and 75% on the fourth anniversary of the grant, valued in accordance with FAS 123R at the closing price of our common units on the grant date of $23.06.

(2)	Represents grants of stock options under our Plan, which vest 25% on the third anniversary and 75% on the fourth anniversary of the grant, valued at $2.41 per option using the Black-Scholes option pricing model to estimate the weighted average fair value of each unit option granted with weighted average assumptions for (a) expected dividend yield of 8.0%, (b) risk-free interest rate of 4.7%, (c) expected volatility of 25.0%, and (d) an expected life of 6.3 years.

(3)	Pursuant to Mr. Weber’s employment agreement entered into on April 17, 2006, upon the completion of our initial public offering we were obligated to award him the restricted units and options shown in the table. However, we did not grant the awards until our registration statement on Form S-8, covering unit awards was declared effective by the SEC.

(4)	Represents grants of phantom units under our Plan, in accordance with Mr. Weber’s employment agreement, which vest 25% per year on the anniversary of the commencement of Mr. Weber’s employment, valued in accordance with FAS 123R at the closing price of our common units on the grant date of $21.00.

(5)	Represents grants of options under our Plan, in accordance with Mr. Weber’s employment agreement, which vest 25% per year on the anniversary of the commencement of Mr. Weber’s employment on April 17, 2006, valued at $2.41 per option using the Black-Scholes option pricing model to estimate the weighted average fair value of each unit option granted with weighted average assumptions for (a) expected dividend yield of 8.0%, (b) risk-free interest rate of 4.7%, (c) expected volatility of 25.0%, and (d) an expected life of 6.3 years.
Richard D. Weber Employment Agreement
     Atlas America entered into an employment agreement in April 2006 with Richard Weber, who serves as President and Chief Operating Officer of us and of our manager, Atlas Energy Management. The agreement has a two year term and, after the first year, the term automatically renews daily so that on any day that the agreement is in effect, the agreement will have a remaining term of one year. Mr. Weber is required to devote substantially all of his working time to Atlas Energy Management and its affiliates. The agreement provides for an annual base salary of not less than $300,000 and a bonus of not less than $700,000 during the first year. After that, bonuses will be awarded solely at the discretion of the compensation committee. The agreement provides for equity compensation as follows:
•	Upon execution of the agreement, Mr. Weber was granted options to purchase 50,000 shares of Atlas America stock at $47.86.

•	In January 2007, Mr. Weber was granted 47,619 shares of our restricted units with a value of $1,000,000.

•	In January 2007, Mr. Weber was granted options to purchase 373,752 of our common units at $21.00.
     All of the securities described above vest 25% per year on each anniversary of the date Mr. Weber commenced his employment, April 17, 2006. All securities will vest immediately upon a change of control or termination by Mr. Weber for good reason or by Atlas Energy Management other than for cause. Change of control is defined as:
•	the acquisition of beneficial ownership, as defined in the Securities Exchange Act, of 50% or more of Atlas America’s or our voting securities or all or substantially all of Atlas America’s or our assets by a single person or entity or group of affiliated persons or entities, other than an entity of which either Mr. E. Cohen or Mr. J. Cohen is an officer, manager, director or participant;

•	we or Atlas America consummate a merger, consolidation, combination, share exchange, division or other reorganization or transaction with an unaffiliated entity after which Atlas Energy Management is not our manager; or

•	our or Atlas America’s shareholders approve a plan of complete liquidation of winding up, or agreement of sale of all or substantially all of our or Atlas America’s assets other than an entity of which either Mr. E. Cohen or Mr. J. Cohen is an officer, manager, director or participant.
     The change of control triggering events relating to the possible absence of Messrs. Cohen reflects that Mr. Weber’s belief that Messrs. Cohen effectively controlled us at the time of his employment and their separation would therefore constitute a change of control.
     Good reason is defined as a material breach of the agreement, reduction in his base pay, a demotion, a material reduction in his duties or his failure to be elected to the Atlas Energy Resources Board of Directors. Cause is defined as fraud in connection with his employment, conviction of a crime other than a traffic offense, material failure to perform his duties after written demand by our Board or breach of the representations made by Mr. Weber in the employment agreement if the breach impacts his ability to fully perform his duties. Disability is defined as becoming disabled by reason of physical or mental disability for more than 180 days in the aggregate or a period of 90 consecutive days during any 365-day period and the good faith determination by our Board based upon medical evidence that Mr. Weber is unable to perform his duties under his employment agreement.
     Atlas Energy Management may terminate Mr. Weber without cause upon 45 days written notice or for cause upon written notice. Mr. Weber may terminate his employment for good reason or for any other reason upon 30 days’ written notice. Key termination benefits are as follows:
•	If Mr. Weber’s employment is terminated due to death, (a) Atlas Energy Management will pay to Mr. Weber’s designated beneficiaries a lump sum cash payment in an amount equal to the bonus that Mr. Weber received from the prior fiscal year pro rated for the time employed during the current fiscal year, (b) Mr. Weber’s family will receive health insurance coverage for one year; and (c) all Atlas Energy Resources stock and option awards will automatically vest.

•	If Atlas Energy Management terminates Mr. Weber’s employment other than for cause (including termination by reason of disability), or Mr. Weber terminates his employment for good reason, (a) Atlas Energy Management will pay amounts and benefits otherwise payable to Mr. Weber as if Mr. Weber remained employed for one year, except that the bonus amount shall be prorated and based on the bonus awarded in the prior fiscal year, and (b) all stock and option awards will automatically vest.
     Mr. Weber is entitled to a gross-up payment if any payments made to him would constitute an excess parachute payment under Section 280G of the Code such that the net amount Mr. Weber receives after the deduction of any excise tax, any federal, state and local income tax, and any FICA and Medicare withholding tax is the same amount he would have received had such taxes not been deducted. The agreement includes standard restrictive covenants for a period of two years following termination, including non-compete and non-solicitation provisions.
     If a termination event had occurred as of December 31, 2007, we estimate that the value of the benefits to Mr. Weber would have been as follows:

	Lump Sum		Accelerated Vesting of
	Severance		Stock Awards and
Reason for Termination	Payment	Benefits(1)	Option Awards(2)
Death	$1,500,000 (3)	$17,193	$—
Disability	—	19,719	—
Termination by us other than for cause (including for disability) or by Mr. Weber for good reason	1,800,000 (4)	19,719	5,472,900
Change of control	—	—	5,472,900
Termination by Mr. Weber without cause	—	—	—

(1)	Represents rates currently in effect for COBRA insurance benefits for 12 months.

(2)	Represents the value of unvested and accelerated option awards disclosed in the “Outstanding Equity Awards at Fiscal Year-End Table,” calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of our stock on December 31, 2007.

(3)	Represents Mr. Weber’s 2007 bonus.

(4)	Calculated as the sum of Mr. Weber’s 2007 base salary and bonus.
Our Long-Term Incentive Plan
     Our Plan provides performance incentive awards to our officers and directors, and the employees, directors and consultants of our manager and its affiliates, consultants and joint-venture partners who perform services for us. Our Plan is administered by Atlas America’s compensation committee under delegation from our board. The compensation committee may grant awards of common units, restricted units, phantom units, unit options for an aggregate of 3,742,000 common units.
     Restricted Units and Phantom Units. A restricted unit is a common unit that is subject to forfeiture prior to the vesting of the award. A phantom unit entitles a participant to receive a common unit upon vesting of the phantom unit or, at the discretion of the compensation committee, cash equivalent to the then fair market value of a common unit. In tandem with phantom unit grants, the compensation committee may grant a DER. The compensation committee determines the vesting period for both restricted units and phantom units.
     Unit Options. A unit option entitles a participant to receive a common unit upon payment of the exercise price for the option after completion of vesting of the unit option. The exercise price of the unit option may be equal to or more than the fair market value of a common unit as determined by the compensation committee on the date of grant of the option. The compensation committee determines the vesting and exercise period for unit options. Unit option awards expire 10 years from the date of grant.
     The vesting of these types of awards mentioned above may also be contingent upon the attainment of predetermined performance targets, which could increase or decrease the actual award settlement, as determined by the compensation committee, although no awards currently outstanding contain any such provision. Awards will automatically vest upon a change of control, as defined in our Plan. In May 2007, the Atlas America stockholders approved an amendment to our Plan which provides for performance-based awards criteria for purposes of complying with Section 162(m) of the Internal Revenue Code (“Section 162(m)”).
Atlas Plan
     The Atlas Plan authorizes the granting of up to 3.0 million shares of Atlas America common stock to its employees, affiliates, consultants and directors in the form of incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock and deferred units. SARs represent a right to receive cash in the amount of the difference between the fair market value of a share of Atlas America common stock on the exercise date and the exercise price, and may be free-standing or tied to grants of options. A deferred unit represents the right to receive one share of Atlas common stock upon vesting. Awards under the Atlas Plan generally become exercisable as to 25% each anniversary after the date of grant, except that deferred units awarded to our non-executive board members vest 33 1/3% on the second, third and fourth anniversaries of the grant, and expire not later than ten years after the date of grant. Options and units will vest sooner upon a change in control of Atlas America or death or disability of a grantee, provided the grantee has completed at least six months service from the date of grant.
     As required by SEC guidelines, the following table discloses awards under our Plan as well as under the Atlas Plan.
2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards						Stock Awards
									Market
	Number of		Number of				Number of		Value of
	Securities		Securities				Shares or		Shares or
	Underlying		Underlying				Units of		Units of
	Unexercised		Unexercised		Option		Stock That		Stock That
	Options		Options		Exercise	Option	Have Not		Have Not
	(#)		(#)		Price	Expiration	Vested		Vested
Name	Exercisable		Unexercisable		($)	Date	(#)		($)
Edward E. Cohen	675,000	(1)	—		$16.98	7/1/2015
	—		500,000	(2)	$23.06	1/24/2017	200,000	(3)	$6,218,000 (4)

Matthew A. Jones	90,000	(5)	90,000	(6)	$16.98	7/1/2015
	—		50,000	(7)	$23.06	1/24/2017	20,000	(8)	$621,800 (4)

Jonathan Z. Cohen	450,000	(9)	—		$16.98	7/1/2015
	—		200,000	(10)	$23.06	1/24/2017	100,000	(11)	$3,109,000 (4)

Richard D. Weber	18,750	(12)	56,250	(13)	$31.91	4/17/2016
	93,438	(14)	280,314	(15)	$21.00	4/17/2016	35,715	(16)	$1,110,379 (4)

Freddie M. Kotek	45,000	(17)	45,000	(18)	$16.98	7/1/2015
	—		50,000	(19)	$23.06	1/24/2017	20,000	(20)	$621,800 (4)

(1)	Represents 675,000 options to purchase Atlas America stock, granted on 7/1/05 in connection with its spin-off from Resource America, which vested immediately. Reflects a 3-for-2 stock split which was effected on May 29, 2007.

(2)	Represents options to purchase our common units, which vest as follows: 1/24/10 — 125,000 and 1/24/11 — 375,000.

(3)	Represents our phantom units, which vest as follows: 1/24/10 — 50,000 and 1/24/17 — 150,000.

(4)	Based upon closing price of our common units on December 31, 2007 of $31.09.

(5)	Represents 90,000 options to purchase Atlas America stock, granted on 7/1/05 in connection with its spin-off from Resource America. Reflects a 3-for-2 stock split which was effected on May 29, 2007.

(6)	Represents options to purchase Atlas America stock, which vest as follows: 7/1/08 — 45,000 and 7/1/09 — 45,000.

(7)	Represents options to purchase our common units, which vest as follows: 1/24/10 — 12,500 and 1/24/11 — 37,500.

(8)	Represents our phantom units, which vest as follows: 1/24/10—5,000 and 1/24/11—15,000.

(9)	Represents 450,000 options to purchase Atlas America stock, granted on 7/1/05 in connection with its spin-off from Resource America, which vested immediately. Reflects a 3-for-2 stock split which was effected on May 29, 2007.

(10)	Represents options to purchase our common units, which vest as follows: 1/24/10 — 50,000 and 1/24/11 — 150,000.

(11)	Represents our phantom units, which vest as follows: 1/24/10—25,000 and 1/24/11—75,000.

(12)	Represents 18,750 options to purchase Atlas America stock. Reflects a 3-for-2 stock split which was effected on May 29, 2007.

(13)	Represents options to purchase Atlas America stock, which vest as follows: 4/17/08 — 18,750; 4/17/09 — 18,750 and 4/17/10 — 18,750.

(14)	Represents 93,438 options to purchase our common units.

(15)	Represents options to purchase our common units, which vest as follows: 4/17/08—93,438; 4/17/09—93,438 and 4/17/10—93,438.

(16)	Represents our restricted units, which vest as follows: 4/17/08—11,905; 4/17/09—11,905 and 4/17/10—11,905.

(17)	Represents 45,000 options to purchase Atlas America stock, granted on 7/1/05 in connection with its spin-off from Resource America. Reflects a 3-for-2 stock split which was effected on May 29, 2007.

(18)	Represents options to purchase Atlas America stock, which vest as follows: 7/1/08 — 22,500 and 7/1/09 — 22,500.

(19)	Represents options to purchase our common units, which vest as follows: 1/24/10 — 12,500 and 1/24/11 — 37,500.

(20)	Represents our phantom units, which vest as follows: 1/24/10—5,000 and 1/24/11—15,000.
2007 OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Awards
		Value Realized
	Number of Shares	on Vesting
Name	Acquired on Vesting	($)
Richard D. Weber	11,904 (1)	$330,574

(1)	Represents awards under our Plan.
2007 DIRECTOR COMPENSATION TABLE

	Fees Earned or	Stock Awards	All Other
	Paid in Cash	($)	Compensation	Total
Name	($)	(1)	($)(2)	($)

Walter C. Jones	$35,000	$2,883	$735	$38,618

Ellen F. Warren	$35,000	$2,883	$735	$38,618

Bruce M. Wolf	$35,000	$2,883	$735	$38,618

(1)	Represents the dollar amount of expense we recognized for financial statement reporting purposes with respect to phantom units granted under our Plan in accordance with FAS 123R. Represents 500 phantom units granted to each of Messrs. Jones and Wolf and Ms. Warren, which vest 25% on each of the first through fourth anniversaries of the date of grant. The vesting schedule for the phantom units is as follows: 1/24/08 —125; 1/24/09 —125; 1/24/10 —125; and 1/24/11 —125.

(2)	Represents payments on DERs of $735 with respect to the phantom units awarded under our Plan.

Director Compensation
     We do not pay additional remuneration to officers or employees of Atlas America who also serve as members of our board of directors. Each non-employee director received in fiscal year 2007, an annual retainer of $35,000 in cash and, in January 2007, a grant of 500 phantom units with DERs pursuant to our Plan. In addition, we reimburse each non-employee director for out-of-pocket expenses in connection with attending meetings of the board or committees. We reimburse Atlas America for these expenses and indemnify our directors for actions associated with serving as directors to the extent permitted under Delaware law.
Common Unit Performance Graph
     The graph below compares the cumulative total unitholder return on our common units from the period December 13, 2006 (commencement of operations) through December 31, 2007, with the cumulative total returns over the same period of the S&P MidCap 400 index and a customized peer group of all of the exploration and production master limited partnerships and limited liability companies which were publicly trading as of December 31, 2007. The peer group consists of the following eight companies: BreitBurn Energy Partners L.P., Constellation Energy Partners LLC, Encore Energy Partners L.P, EV Energy Partners, L.P., Legacy Reserves LP, Linn Energy, LLC, Quest Energy Partners LP and Vanguard Natural Resources, LLC. The graph assumes that the value of the investment in our common units, in the index, and in the peer group was $100 on December 13, 2006. Cumulative return is computed assuming reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     Our policy is to have our board of directors or our conflicts committee, which is comprised solely of independent directors, review transactions with related persons that are required to be disclosed in proxy statements by SEC regulations, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers and 5% or more of owners of our voting securities. In approving any related person transaction, the board or committee must determine that the transaction is fair and reasonable to us.
     Anthem Securities, our wholly-owned subsidiary is a registered broker-dealer which serves as the dealer-manager of investment programs sponsored by Resource America’s real estate and equipment finance segments. Resource America is the former parent of Atlas America. Salaries of the personnel performing services for Anthem are paid by Resource America and Anthem reimburses Resource America for the allocable costs of such personnel. In addition, Resource America agreed to cover some of the operating costs for Anthem’s office of supervisory jurisdiction, principally licensing fees and costs. In fiscal 2007, Resource America paid $5.2 million toward such operating costs of Anthem and Anthem reimbursed it $3.2 million.
     Our board of directors has determined that Messrs. W. Jones and Wolf, and Ms. Warren each satisfy the requirement for independence set out in Section 303A.02 of the rules of NYSE, including those set forth in Rule 10A-3(b)(1) of the Securities Exchange Act, and meet the definition of an independent member set forth in our Governance Guidelines. In making these determinations, the board of directors reviewed information from each of these non-management directors concerning all their respective relationships with us and analyzed the materiality of those relationships.
INDEPENDENT PUBLIC ACCOUNTANTS
     Our independent public accountants for the fiscal year ended December 31, 2007 was Grant Thornton, LLP. The audit committee has re-appointed Grant Thornton, LLP as our independent public accountants for fiscal year 2008. We do not anticipate that a representative of Grant Thornton, LLP will be present at the Meeting.
     For the years ended December 31, 2007 and 2006, Grant Thornton LLP’s accounting fees and services were as follows (in thousands):

	2007	2006(1)
Audit fees(2)	$1,180	$100
Audit-related fees(3)	372	—
Tax fees	—	—
All other fees	—	—

Total accounting fees and services	$1,552	$100

(1)	Prior to our initial public offering on December 18, 2006, all Grant Thornton audit, audit-related and tax fees were billed to, paid by, and reported by Atlas America, Inc.

(2)	Audit fees include professional services rendered for the annual audit of our financial statements and the reviews of the financial statements included in our quarterly reports of Form 10-Q.

(3)	Represents fees related to the historical audits of DTE Gas & Oil Company.
Audit Committee Pre-Approval Policies and Procedures
     Our audit committee, on at least an annual basis, reviews audit and non-audit services performed by Grant Thornton, LLP as well as the fees charged by Grant Thornton, LLP for such services. Our policy is that all audit and non-audit services must be pre-approved by the audit committee. All of such services and fees were pre-approved by Atlas America’s audit committee before December 18, 2006 and by our audit committee after that date.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of all such reports. Based solely on our review of these reports, or representations from certain reporting persons that no filings were required for those persons, we believe that, during fiscal 2007, no officers, directors or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis except for the following: Messrs. M. Jones, Weber and Wolf and Ms. Washington each filed one late Form 4 relating to purchases made in our initial public offering.
OTHER MATTERS
     As of the date of this proxy statement, the Board does not intend to present and has not been informed that any other person intends to present any other matters for action at the Meeting. However, if other matters do properly come before the Meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.
     Except as hereinabove stated, all units represented by valid proxies received will be voted in accordance with the provisions of the proxy.
ANNUAL REPORT AND REPORT ON FORM 10-K
     Our 2007 Annual Report to Unitholders including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2007, is being sent to unitholders of record as of April 25, 2008 with this proxy statement. Unitholders of record as of April 25, 2008, and beneficial owners of our units on that date, may obtain from us, without charge, a copy of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request therefor in writing. Such requests should be directed to us, at our Moon Township address stated herein, and to the attention of the Secretary. Beneficial owners shall include in their written requests a good faith representation that they were beneficial owners of our Common Units or Class A Units on April 25, 2008.

UNITHOLDER PROPOSALS
     Rule 14a-8 of the Securities Exchange Act of 1934 establishes the eligibility requirements and the procedures that must be followed for a unitholder’s proposal to be included in a public company’s proxy materials. Under the rule, proposals submitted for inclusion in the Company’s proxy statement for its 2009 annual meeting of unitholders must be received by the Company at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108, Attention: Secretary, on or before January 14, 2009. Proposals must comply with all the requirements of Rule 14a-8.
     A unitholder who wishes to present a matter for action at the Company’s annual meeting to take place in 2009, but chooses not to do so under Rule 14a-8, must deliver to the Secretary of the Company, on or before February 13, 2009, a notice containing the information required by the advance notice and other provisions of the Company’s Amended and Restated Operating Agreement. A copy of the Amended and Restated Operating Agreement may be obtained by directing a written request to the Company at Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, Pennsylvania 15108, Attention: Secretary.

ATLAS ENERGY RESOURCES, LLC
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF ATLAS ENERGY RESOURCES, LLC
     The undersigned hereby constitutes and appoints Edward E. Cohen, Richard D. Weber or Matthew A. Jones, or any one of them, as and for his proxies, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote all of the (i) common units representing Class B limited liability company interests and (ii) Class A units representing limited liability company interests, of Atlas Energy Resources, LLC, held of record by the undersigned on April 25, 2008 at the Annual Meeting of Unitholders of Atlas Energy Resources, LLC to be held Friday, June 13, 2008 and at any and all adjournments thereof as follows:
(Continued and to be signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
     1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES	Nominees:

☐ Edward E. Cohen
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Jonathan Z. Cohen
☐ Matthew A. Jones
☐ Richard D. Weber
☐ Walter C. Jones
☐ FOR ALL EXCEPT (See instructions below)	☐ Ellen F. Warren
☐ Bruce M. Wolf
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee for whom you wish to withhold authority to vote, as shown here ☑
     2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
This proxy, when properly executed, will be voted in the manner specified above by the named proxies. If no direction is made, this proxy will be voted FOR all nominees listed.
The undersigned hereby acknowledges receipt of the Atlas Energy Resources, LLC Annual Report to Unitholders, Notice of the Atlas Energy Resources, LLC Annual Meeting and the Proxy Statement relating thereto.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Dated:                     , 2008

Signature of unitholder

Signature of unitholder

Please sign exactly as your name or names appear on this Proxy. When units are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF UNITHOLDERS OF
ATLAS ENERGY RESOURCES, LLC
June 13, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.